Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. REPORTS FINANCIAL RESULTS FOR 2018 SECOND QUARTER

TREVOSE, PA – February 12, 2019 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), a leading owner and operator of cemeteries and funeral homes, today reported financial results for the three and six month periods ended June 30, 2018. Investors are encouraged to read the Partnership’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which contains additional details, and can be found at www.stonemor.com.

Joe Redling, StoneMor’s President and Chief Executive Officer, said, “The second quarter of 2018 generated stable year over year results in many of our key performance metrics such as interments performed, net interment rights sold and cemetery contracts written. As a reminder, our financial results for the period did not yet reflect the impact of our reorganization and cost reduction efforts, which we began in the second half of 2018, and, as we previously disclosed, will take time to deliver the full results we seek. The recently reported amendment to our credit facility and financing agreement are key components of the foundation for future success, and we expect to become current in our financial filings shortly. We believe the actions we’ve taken to reorganize the business, align expenses and put the company on a better financial foundation will support improvements in 2019.”

SECOND QUARTER AND SIX MONTH FINANCIAL PERFORMANCE

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For the three months ended June 30, 2018, revenues were $81.6 million compared to $86.0 million in the prior year period. 2018 six-month revenues were $159.5 million compared to $168.9 million in the prior year period. Two factors were largely responsible for the unfavorable comparison. In the first half of 2017, revenues benefited from a large backlog of preneed cemetery merchandise that became available to be serviced and the adoption of ASC 606 in 2018 which resulted in a reduction associated with the deferral of revenue from document fees, combined with decrease in land sales.

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Second quarter net loss was $17.0 million compared to $11.6 million in the prior year period. Year-to-date net loss was $34.9 million compared to $20.1 million. The increased losses were driven largely by the unfavorable comparisons previously mentioned, increased expenses related to the adoption of ASC 606, advertising and employee benefits, as well as the continued impact of higher corporate overhead related to professional fees associated with delayed financial filings and legal costs.

•	As of June 30, 2018, year-to-date cash from operations was $15.4 million, largely equal to the prior year period.

•	Merchandise trust value at June 30, 2018 was $511.9 million compared to $515.5 million at December 31, 2017.

•	Deferred revenue at June 30, 2018 was $933.2 million compared to $912.6 million at December 31, 2017.

•	As of June 30, 2018, the Partnership had $15.0 million of cash and cash equivalents and $322.6 million of total debt, including $156.9 million outstanding under its revolving credit facility.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 322 cemeteries and 90 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the expected timing of filings and operational improvements, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to our substantial secured and unsecured indebtedness, our ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt and resume paying distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to: the consequences of the Partnership’s delinquent filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Delinquent Report”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the Delinquent Report is not filed within the period specified therein or the indenture governing its senior notes if the Partnership fails to file it within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors if it cannot file the Delinquent Report within the period prescribed by the Partnership’s amended credit facility or within 120 days after notice from the trustee under the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainty associated with the consummation of the Partnership’s reorganization transactions; StoneMor’s ability to successfully implement its strategic plan relating to achieving operating improvements, including improving sales productivity and reducing operating expenses; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$14,979	$6,821
Accounts receivable, net of allowance	66,837	79,116
Prepaid expenses	9,180	4,580
Assets held for sale	1,343	1,016
Other current assets	17,930	21,453

Total current assets	110,269	112,986

Long-term accounts receivable, net of allowance	95,421	105,935
Cemetery property	335,037	333,404
Property and equipment, net of accumulated depreciation	113,229	114,090
Merchandise trusts, restricted, at fair value	511,852	515,456
Perpetual care trusts, restricted, at fair value	340,364	339,928
Deferred selling and obtaining costs	112,025	126,398
Deferred tax assets	92	84
Goodwill	24,862	24,862
Intangible assets, net	62,342	63,244
Other assets	25,161	19,695

Total assets	$1,730,654	$1,756,082

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$51,926	$43,023
Accrued interest	1,912	1,781
Current portion, long-term debt	2,139	1,002

Total current liabilities	55,977	45,806

Long-term debt, net of deferred financing costs	320,495	317,693
Deferred revenues, net	933,159	912,626
Deferred tax liabilities	6,623	9,638
Perpetual care trust corpus	340,364	339,928
Other long-term liabilities	43,464	38,695

Total liabilities	1,700,082	1,664,386

Commitments and contingencies
Partners’ capital (deficit):
General partner interest	(3,615)	(2,959)
Common limited partners’ interest	34,187	94,655

Total partners’ capital	30,572	91,696

Total liabilities and partners’ capital	$1,730,654	$1,756,082

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Cemetery:
Interments	$20,789	$19,641	$40,414	$37,620
Merchandise	17,116	18,834	33,743	37,131
Services	17,737	18,619	34,228	35,132
Investment and other	12,038	13,652	21,538	26,390
Funeral home:
Merchandise	6,522	6,749	13,951	14,585
Services	7,369	8,457	15,642	18,040

Total revenues	81,571	85,952	159,516	168,898

Costs and Expenses:
Cost of goods sold	13,086	12,043	26,521	25,562
Cemetery expense	21,007	20,124	38,421	36,821
Selling expense	17,166	15,623	33,422	32,082
General and administrative expense	10,163	9,753	21,121	19,710
Corporate overhead	15,165	16,067	26,992	27,171
Depreciation and amortization	3,071	3,391	6,116	6,846
Funeral home expenses:
Merchandise	1,108	1,623	3,586	3,383
Services	5,582	5,454	11,100	11,153
Other	3,961	4,987	9,001	10,332

Total costs and expenses	90,309	89,065	176,280	173,060

Other losses	—	(1,071)	(5,205)	(1,071)
Interest expense	(8,107)	(6,741)	(15,220)	(13,447)

Loss before income taxes	(16,845)	(10,925)	(37,189)	(18,680)
Income tax benefit (expense)	(172)	(657)	2,249	(1,463)

Net loss	$(17,017)	$(11,582)	$(34,940)	$(20,143)

General partner’s interest	$(177)	$(121)	$(364)	$(210)
Limited partners’ interest	$(16,840)	$(11,461)	$(34,576)	$(19,933)
Net loss per limited partner unit (basic and diluted)	$(0.44)	$(0.30)	$(0.91)	$(0.53)
Weighted average number of limited partners’ units outstanding (basic and diluted)	37,958	37,957	37,958	37,938

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(34,940)	$(20,143)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	3,489	5,661
Depreciation and amortization	6,116	6,846
Provision for bad debt	1,644	2,682
Non-cash compensation expense	1,913	488
Non-cash interest expense	3,215	2,195
Non-cash impairment charge and other losses	5,205	872
Changes in assets and liabilities:
Accounts receivable, net of allowance	1,195	(4,946)
Merchandise trust fund	(4,181)	43,915
Other assets	(1,395)	(3,125)
Deferred selling and obtaining costs	(4,184)	(6,287)
Deferred revenues, net	33,599	(17,633)
Deferred taxes, net	(2,649)	944
Payables and other liabilities	6,377	4,031

Net cash provided by operating activities	15,404	15,500

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(7,626)	(3,311)
Cash paid for acquisitions	(833)	—
Proceeds from divestitures	—	451
Proceeds from asset sales		401

Net cash used in investing activities	(8,459)	(2,459)

Cash Flows From Financing Activities:
Cash distributions	—	(24,545)
Proceeds from borrowings	16,880	62,792
Repayments of debt	(12,896)	(56,256)
Cost of financing activities	(2,771)	(776)

Net cash provided by (used in) financing activities	1,213	(18,785)

Net increase (decrease) in cash and cash equivalents	8,158	(5,744)
Cash and cash equivalents - Beginning of period	6,821	12,570

Cash and cash equivalents - End of period	$14,979	$6,826

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$12,865	$11,118
Cash paid during the period for income taxes	$709	$2,630
Non-cash investing and financing activities:
Acquisition of assets by financing	$688	$1,384
Classification of assets as held for sale	$543	$1,169

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

SUPPLEMENTAL OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interments performed	14,102	13,627	28,674	28,057
Interment rights sold (1)
Lots	8,941	8,604	15,477	15,856
Mausoleum crypts (including pre-construction)	301	553	847	1,083
Niches	430	492	859	962

Net interment rights sold (1)	9,672	9,649	17,183	17,901

Number of pre-need cemetery contracts written	11,547	12,087	21,709	23,523
Number of at-need cemetery contracts written	15,276	15,575	30,003	30,859

Number of cemetery contracts written	26,823	27,662	51,712	54,382

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales